Exhibit 99.1

Separation Agreement

and

General Release of All Claims

1.	The intent of this Separation Agreement and Release is to mutually, amicably and finally resolve any issues that may relate to Bradley P. Johnson’s (herein called “Executive”) employment with Central Garden & Pet Company and any of its subsidiaries and related entities (herein the “Company”) and the conclusion thereof.

2.	The parties recognize that they entered into an employment agreement dated September 30, 2005 with an employment start date of November 7, 2005 (“Employment Agreement”). This Separation Agreement and Release replaces and supersedes this Employment Agreement except as provided herein.

3.	Executive shall resign as President Garden Group and any and all other positions he may hold with the Company effective October 26, 2007. Executive shall have no authority to enter agreements or otherwise bind the Company after October 26, 2007.

4.	In any public communication regarding the reason for Executive’s departure, the Company will state that Executive left for family and personal reasons.

5.	Effective October 26, 2007 Executive shall resign from any and all boards of directors of Company owned or controlled business entities.

6.	Executive shall remain an employee of the Company as an internal consultant through December 31, 2008. Executive’s termination date for all purposes, except as otherwise provided herein, will be December 31, 2008 (“Termination Date”). However, Executive shall not be precluded from employment with another employer subsequent to October 26, 2007.

7.	Following October 26, 2007, Executive shall continue to receive his current annual base salary of $465,000 ($17,884.62 biweekly) through December 31, 2007 consistent with the Company’s normal payroll practices. All appropriate taxes will be withheld.

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8.	Following October 26, 2007, Executive’s Company provided benefits shall continue through the Termination Date except as follows:

(a)	Effective October 26, 2007 Executive shall cease earning vacation and all vesting on stock options and restricted stock issued to Executive under the Company’s omnibus equity incentive plan shall terminate;

(b)	Effective January 1, 2008 Executive’s auto allowance and monthly mortgage differential payments shall terminate.

9.	On the last Company pay day in 2007 the Company will pay Executive (a) $332,998.03 in a lump sum; and (b) all accrued but unused vacation through October 26, 2007, which consists of 22 days ($39,346.16). All appropriate taxes will be withheld.

10.	Between January 1, 2008 and December 31, 2008 the Company will pay Executive a salary of $2000.00 per month consistent with the Company’s normal payroll practices. All appropriate taxes will be withheld.

11.	The Company agrees to reimburse Executive for all unpaid travel and business expenses that he incurred on or before October 26, 2007 upon presentation of receipts that comply with the Company’s expense reimbursement policy.

12.	All deferred compensation owed to Executive by the Company will be paid consistent with The Central Garden & Pet Deferred Compensation Plan dated December 14, 2005.

13.	Executive acknowledges and agrees that no awards granted to Executive under the Company’s equity incentive plans vested prior to October 26, 2007 and that no vesting will occur or be permitted after October 26, 2007. Accordingly, Executive shall not be entitled to any stock, options or other benefit of any kind under any of such plans.

14.	No other monies or benefits except those specifically referenced herein are owed or will be paid to Executive by the Company.$1,000

15.	Executive acknowledges that he is being provided with certain benefits in this Agreement to which he would not have been entitled under the terms of his prior Employment Agreement and that those benefits are provided by the Company as consideration for his signing this Agreement.

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16.	The Company may terminate its payments to Executive under this Agreement if he fails to comply with any of his obligations under this Agreement or the continuing provisions of his Employment Agreement. The Company may terminate its payments under this Agreement only after the Company has provided Executive written notice of the violation and allows Executive twenty-one (21) days from the date of the notice to comply with his obligations hereunder. If a dispute arises between the Company and Executive regarding whether there has been a violation or whether the alleged violation has been cured, the parties shall submit the matter to arbitration as provided in paragraph 30 below. In the event of arbitration pursuant to this paragraph, Company shall make all payments otherwise due to Executive under this Agreement into a segregated interest bearing bank account until such time as the arbitrator has determined in a final arbitration award whether Executive has failed to comply with any of his obligations under this Agreement or the continuing provisions of his Employment Agreement.

17.	In consideration for the terms described above, Executive, his successors and assigns, completely release the Company and all its agents, employees, successors, shareholders, directors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of every kind, known or unknown, which Executive may now have, or has ever had, arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, or the termination thereof, including but not limited to all “wrongful discharge” claims; all claims relating to any contracts, express or implied, including the employment agreement dated September 30 2005; any covenant of good faith and fair dealing, express or implied; any breach of fiduciary responsibility; any tort of any nature; any federal, state, or municipal statute or ordinance; any claims under the Sarbanes - Oxley Act, the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, 42 U.S.C. Section 1981, the Americans With Disabilities Act and any other laws and regulations relating to discrimination and any and all claims for attorney’s fees and costs, excluding only claims that cannot be released as a matter of law.

18.	In consideration for the release and terms described above, the Company completely releases Executive and all his successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of every kind, known or unknown, which the Company may now have, or has ever had, arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, or the termination thereof excluding only acts or omissions in violation of any federal, state or local law. The Company hereby affirms that it has no present information or belief that Executive has engaged in any acts or omissions in violation of any federal, state or local law.

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19.	Executive and the Company are aware that Section 1542 of the Civil Code of the State of California provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive and the Company understand that this Section gives them the right not to release existing claims of which they are not now aware, unless they voluntarily choose to waive this right. Executive and the Company nevertheless voluntarily waive the rights described in Section 1542 from the subject of this Agreement, and waive all claims that now exist in their favor, known or unknown.

20.	Executive agrees that the Company may file this Agreement with the Securities and Exchange Commission and make such disclosure regarding it as the Company believes is required by applicable law. Executive agrees not to discuss this Agreement with any persons except his counsel, immediate family, financial advisors, tax consultants or as required by applicable law. Executive shall direct future prospective employers to contact Andy Rich, Vice President of Human Resources (or his successor) for information regarding his employment. If contacted by any prospective employer, Mr. Rich or his successor shall provide only dates of Executive’s employment, the position(s) he held and that he left voluntarily for personal and family reasons.

21.	Executive understands and agrees that during the course of employment with the Company he became acquainted with proprietary confidential business information and trade secrets including client lists, prospect information, business plans, technology advances and the skills of key personnel. The Company has committed substantial resources, financial and otherwise, to develop this confidential business information and to promote and increase its goodwill. This information was communicated to Executive in confidence because of his status with the Company. Executive understands and agrees that he has a continuing statutory and fiduciary obligation to protect confidential business information obtained during his employment. Executive understands that any violation of these obligations would cause irreparable harm to the Company and would be appropriate actions for injunctive relief.

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22.	The parties agree that Section 15 Confidential Business Information; Section 16 Separability; and Section 20 Restrictive Covenants and Consulting Agreement (incorporating Exhibits A and B) of the Employment Agreement shall continue in full force and effect after October 26, 2007. Additionally, the parties agree that Paragraph 3 of Exhibit A of the Employment Agreement (Agreement to Protect Confidential Information, Intellectual Property and Business Relationships) shall be amended to read:

3. For twenty four (24) months after the termination of my employment with the Company and/or any post-termination consulting agreement with the Company, I will not solicit or service, directly or indirectly, any customer I solicited or serviced while in the employ or service of the Company for any lawn, garden or pet related product or service or other product or service of the Company including but not limited to wood pellets and holiday lighting. This paragraph shall apply in those jurisdictions where restrictions such as contained in this paragraph are enforceable.

Executive understands and agrees that he will continue to be bound by his Post Termination Consulting Agreement and his Agreement to Protect Confidential Information, Intellectual Property and Business Relationships (as amended above) after October 26, 2007.

23.	Executive certifies that he has returned or will return prior to the Effective Date of this Agreement any and all records, documents, notes, memoranda, specifications, devices, property and in general, any other material belonging to the Company or relating to its business.

24.	Should any of the provisions of this Agreement be determined to be invalid by a court or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein.

25.	Executive declares that there has been no assignment or other transfer of any interest in any Claim that he may have against the Company, and he agrees to indemnify and hold the Company harmless from liability, claims, demands, damages, costs, expenses and attorney fees incurred by the Company as a result of any person asserting any such assignment or transfer. This indemnity shall not require payment as a condition precedent to recovery.

26.	Executive is not aware of any activities engaged in or directed by the Company, its officers and/or directors, including but not limited to financial reporting practices, which Executive believes to have been unlawful.

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27.	Executive will not cooperate or participate in the investigation or prosecution of any court or administrative action against the Company, its officers and/or directors except as required by law or pursuant to subpoena, court order or other legal process.

28.	Executive agrees not to disparage the Company, its current or former employees, directors, agents, representatives, advisors customers, suppliers or products. The Company agrees that no officer or director of the Company shall disparage Executive.

29.	The original and all copies of the performance evaluation presented to Executive on October 22, 2007 will be destroyed and neither the original nor any copies of that document will be retained in or considered part of Executive’s personnel file or records.

30.	This Settlement Agreement shall be construed in accordance with the laws of the State of California. Both parties agree that any dispute arising from the interpretation or application of this Agreement shall be resolved by submission to final and binding arbitration to be held in the San Francisco Bay Area. In rendering the award, the arbitrator will determine the rights of the parties according to the substantive laws of the State of California. The arbitration proceedings will be administered by the San Francisco office of the American Arbitration Association in accordance with the Employment Arbitration Rules of that organization then in effect. Company shall be responsible for paying all administrative and arbitrator fees and charges in connection with any arbitration proceeding pursuant to this paragraph.

31.	This Settlement Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements, negotiations and discussions on the matters covered herein. To the extent that there are any inconsistencies between this Agreement and the Employment Agreement dated September 30, 2005, this Agreement controls and governs. This Settlement Agreement may be amended or modified only by an agreement in writing signed by the duly authorized representatives of the parties and stating the intent of the parties to amend this Settlement Agreement.

32.

Executive understands that he has twenty-one (21) days to consider this Agreement before signing it. He has read and understands the provisions in this Agreement. He knowingly and voluntarily agrees to all of the terms set forth in this Agreement. He intends to be legally bound by this Agreement. He was advised and is hereby advised in writing to consult

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with an attorney of his choice prior to executing this Agreement. Executive has seven (7) days following his execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that the Effective Date of this Agreement shall be the seventh day after this Agreement is signed assuming no revocation has occurred.

33.	This Agreement shall not in any way be considered an admission of any fault or liability by the Company or Executive.

34.	Each of the parties hereto shall provide reasonable cooperation to one another to carry out the terms hereof and shall execute whatever further documents are reasonably necessary to effectuate the same.

35.	All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or mailed by certified or registered mail with postage prepaid:

If to the Company:	Central Garden & Pet Company
1340 Treat Boulevard, Suite 600
Walnut Creek, CA 94597

If to Executive:	4015 Happy Valley Road
Lafayette, CA 94549

36.	Executive agrees to re-execute this Agreement on December 31, 2008.

Dated: 10-26-07	/s/ Bradley P. Johnson
Bradley P. Johnson

Dated: 10-29-07	/s/ William E. Brown
Central Garden & Pet Company
Re-executed:

Dated:
Bradley P. Johnson

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